UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 23, 2006

(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

575 Broadway, Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Explanatory Note

On October 27, 2006, SupportSoft, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 (the “Form 8-K”) to report the appointment of Jim Stephens to its Board of Directors.  Because Mr. Stephens was not immediately appointed to serve on any board committees, disclosure of the board committees on which he would serve was not included in the filing in accordance with instruction no. 2 to the Instructions to Item 5.02.  This Form 8-K/A is filed as an amendment to the Form 8-K.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2006, the Board of Directors of the Company appointed Jim Stephens to be a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  The Compensation Committee is now comprised of Kevin C. Eichler, J. Martin O’Malley, and Jim Stephens.  The Nominating and Corporate Governance Committee is now comprised of Kevin C. Eichler, James Thanos, and Jim Stephens.

On November 7, 2006, the Board of Directors of the Company also appointed James Thanos to be a member of the Audit Committee.  The Audit Committee is now comprised of Kevin C. Eichler, J. Martin O’Malley and James Thanos.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)